EXHIBIT 10.53

NEITHER THIS NOTE, NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

PACIFIC ENERGY DEVELOPMENT CORP

SECURED CONVERTIBLE PROMISSORY NOTE

$900,000.00	July 6, 2011
Danville, California

For value received, Pacific Energy Development Corp, a Nevada corporation (the “Company”), promises to pay to the order of Global Venture Investments LLC (the “Holder”), the principal sum of $900,000.00, together with interest accrued on the unpaid principal amount of this Secured Convertible Promissory Note (this “Note”) at the rate of 3.0% per annum commencing on the date hereof, compounded annually.  This Note is subject to the following terms and conditions:

1.           Maturity.  Unless converted as provided in Section 2 below, all unpaid principal and accrued interest under this Note shall be due and payable upon written demand made by the Holder at any time on or after November 30, 2011, except as otherwise provided hereunder.  Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.           Conversion.

(a)           Mandatory Conversion. In the event of the closing by the Company of a Qualified Financing (as defined below), the Holder shall be required to convert the then-outstanding principal of this Note, together with, at the Company’s option, any accrued and unpaid interest thereon, into the securities being issued and sold in the Qualified Financing (“Conversion Securities”) at a conversion price equal to 50% of the purchase price per share of the Conversion Securities paid in the Qualified Financing and otherwise on the terms and conditions of the Qualified Financing.  For example, if the then-outstanding principal of this Note was $500,000 and the Conversion Securities purchase price per share in the Qualified Financing was $0.75 per share, then the principal of this Note would convert into 1,333,334 shares of Conversion Securities ($500,000 / ($0.75 * 50%) (rounded up to the nearest whole share).  A “Qualified Financing” shall mean the closing of one or more investments (including the conversion of this Note or any other convertible notes of the Company) in which the Company receives gross proceeds totaling at least $2,000,000 in exchange for equity securities of the Company.  In the event that this Note is automatically converted in accordance with this Section 2(a), then the Holder shall become party to a securities subscription agreement, in customary form, and all related agreements, along with the investors participating in such Qualified Financing. In the event that the Company elects not to convert all or any portion of the accrued interest on this Note upon the closing of a Qualified Financing, all such unconverted accrued interest shall be payable in full in cash upon the closing of the Qualified Financing.  In addition, in the event that this Note is automatically converted in a Qualified Financing in accordance with this Section 2(a), then upon the date of conversion of this Note, the Holder shall be issued a 3 year warrant to purchase an additional number of shares of Conversion Securities equal to the quotient of (x) 40% of the original principal sum of the Note divided by (y) the price per share paid by investors in the Qualified Financing (rounded up to the nearest whole share), with an exercise price equal to the per share price paid by investors in the Qualified Financing (contemplated to be $0.75 per share) (the “Warrants”).  The Warrants may be exercised on a cashless basis.

(b)           Optional Conversion. If a Qualified Financing does not occur on or before November 30, 2011, then, upon written notice made by the Holder which is received by the Company no later than November 30, 2011 (the “Notice”), all principal and (at the Company’s option) accrued and unpaid interest outstanding under this Note as of the date of the Notice shall be converted into equity securities of the Company based upon terms and conditions (including valuation) to be agreed upon in good faith by the Company and the Holder.  In the event that the Company elects not to convert all or any portion of the accrued interest on this Note pursuant to the foregoing, all such unconverted accrued interest shall be payable in full in cash upon such conversion of the principal amount of this Note.  If, however, the Company and Holder cannot agree upon conversion terms and conditions within 30 days of the Notice, then all principal and accrued interest outstanding under this Note shall become due and payable upon demand by the Holder at any time as if such Notice had not been given.

(c)           Change of Control.  Notwithstanding the above, in the event a Change of Control (as defined below) is consummated prior to the conversion of the principal amount of this Note, then this Note shall become immediately due and payable in an amount equal to 100% of the principal amount of this Note and 100% of the accrued interest outstanding thereon, payment of which shall be in full satisfaction of this Note and shall be made upon the consummation of such Change of Control.  The term “Change of Control” shall mean the sale, conveyance or other disposition of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Company), provided that the term “Change of Control” shall not include (i) a merger of the Company effected exclusively for the purpose of changing the domicile of the Company or (ii) a transaction in which the shareholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving entity following the transaction.

(d)           Mechanics and Effect of Conversion.  Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company.  At its expense, the Company will, as soon as practicable thereafter, issue and deliver to the Holder, at such principal office, a certificate or certificates for the number of securities to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein.  Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

3.           Payment; Prepayment.  All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.  Prepayment of this Note may be made at any time without penalty.

4.           Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, a new note for the appropriate principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.

5.           Governing Law.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

6.           Amendments and Waivers.  The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor.  No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.  Any term of this Note may be amended or waived only with the written consent of the Company and the Holder.

7.           Security Interest.  As security for the prompt and complete payment and performance in full of all the amounts due under this Note, the Company hereby grants to the Holder a security interest in and continuing lien on all of the Company’s right, title and interest in, to and under all of the Company’s assets, tangible and intangible, whether now owned or existing or hereafter acquired or arising, and wherever located (the “Collateral”).  The Holder agrees to subordinate the foregoing security interest with respect to any liens in connection with bank or other institutional financing approved by the Holder (such approval not to be unreasonably withheld), or purchase money indebtedness.

8.           Company Covenant.  For so long as this Note is outstanding, the Company shall not, without written consent of the Holder, sell or transfer any Collateral outside of the ordinary course of business. Notwithstanding anything to the contrary herein, nothing shall restrict the Company from using cash for purposes of acquiring assets, capital stock or other equity interests from unaffiliated third parties of the Company.

9.           No Usury.  This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of California.  If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder hereof that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

10.         Shareholders, Officers and Directors Not Liable.  In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

11.         Counterparts.  This Note may be executed in counterparts and by facsimile, each of which will be deemed to be an original and all of which together will constitute a single agreement.

This Secured Convertible Promissory Note was executed as of the date first above written.

COMPANY:

PACIFIC ENERGY DEVELOPMENT CORP

/s/ Clark R. Moore
Clark R. Moore
Executive Vice President and General Counsel

Address:
4125 Blackhawk Plaza Circle Suite 201A Danville, CA 94506

AGREED AND ACCEPTED:

GLOBAL VENTURE INVESTMENTS LLC

/s/ Frank C. Ingriselli
Frank C. Ingriselli President and CEO

Address:
1707 Post Oak Blvd. Houston, TX 77056